CUSIP No. 053566105                     13G                  Page 16 of 21 Pages

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 1 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Avenue A, Inc. has been filed on behalf of the undersigned.

Signature:

         Dated: February 14, 2002

         Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation

                                        By:    /s/ Edward F. Glassmeyer
                                               ---------------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

                                        By:    /s/ Edward F. Glassmeyer
                                               ---------------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals